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                                                                    EXHIBIT 10.M

               AMENDMENT NO. 1 TO THE LOAN AND SECURITY AGREEMENT

         AMENDMENT NO. 1 to the Loan and Security Agreement dated as of May 28, 1998 ("Amendment No. 1") by and between NAPCO SECURITY SYSTEMS, INC., a New York corporation having a place of business at 333 Bayview Avenue, Amityville, New York 11701 (the "Debtor") and Marine Midland Bank, having a place of business at 534 Broad Hollow Road, Melville, New York 11747 (the "Secured Party").

                              W I T N E S S E T H :

         WHEREAS, as of May 12, 1997, Debtor and Secured Party had entered into a certain loan and security agreement, as further amended from time to time (the "Agreement");

         WHEREAS, the Debtor has requested that the Secured Party advance the sum of $2,500,000.00 pursuant to the terms of the Term Loan Note (as hereinafter defined) and the Secured Party has agreed to do so, in the manner set forth below, provided however, that, among other things, Debtor execute this Amendment No. 1.

         NOW, THEREFORE, in consideration of the mutual promises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. The definition of "Transaction Documents" contained in Section 1.1. of the Agreement is hereby amended to read in its entirety as follows:

         "Transaction Documents" shall mean, individually, jointly, severally and collectively, the Agreement (including this Amendment No. 1) and all documents, including, without limitation, the Term Loan Note, collateral documents, letter of credit agreements, notes, acceptance credit agreements, security agreements, pledges, guaranties, mortgages, title insurance, assignments, and subordination agreements required to be executed by Debtor, any Third Party, or any Responsible Party pursuant hereto or in connection herewith, in connection with the issuance of a certain standby letter of credit in the amount not to exceed $2,500,000.00 by Secured Party in favor of Citibank, N.A., at the request of and for the benefit of Debtor, the reimbursement obligations being evidenced by a promissory note in the principal sum not to exceed $2,500,000.00, and a letter of credit application and reimbursement agreement, each dated as of May 12, 1997, and a certain uncommitted trade line established by Marine in favor of Debtor to provide for commercial and standby letters of credit, evidenced by, among other documents, a continuing letter of credit agreement, and a continuing indemnity agreement, each dated as of May 12, 1997, and the Term Loan Note in the principal sum of $2,500,000.00,


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         and all other documents, agreements, reaffirmations, certificates and resolutions related thereto, and amendments or supplements thereto, all such other agreements, resolutions, certificates, resolutions and opinion letters executed and/or issued as a condition precedent to or in connection with the Agreement, the Term Loan Note and all such other documents, agreements, and instruments delivered hereunder or as a supplement or amendment thereto or as Secured Party may reasonably require from time to time in order to evidence and/or secure the indebtedness of Debtor to Secured Party or to create, perfect, continue the perfection or protect the Secured Party's security interest in the Collateral.

         2. The definition "Term Loan" shall be added to Section 1.1. of the Agreement and shall read as follows:

         "Term Loan" shall mean the $2,500,000.00 term loan made available to Debtor to Secured Party pursuant to the Term Loan Note.

         3. The definition of "Term Loan Note" shall be added to Section 1.1. of the Agreement and shall read as follows:

         "1998 Term Loan Note" shall mean the $2,500,000.00 note evidencing the Term Loan executed by Debtor and delivered to Secured Party as of even date hereof; Debtor has used or will use the proceeds of the Term Loan Note to finance the purchase by Debtor of 889,576 shares of Debtor's common stock, $.01 par value, owned by Kenneth Rosenberg, pursuant to a certain stock purchase agreement dated as of even date hereof by and between Kenneth Rosenberg and the Corporation (the "Stock Purchase Agreement").

         4. New Sections 4.26. and 4.27 are added as follows:

                  Section 4.26. Stock Purchase Agreement, etc.

                  Debtor has heretofore delivered to Secured Party true and complete copies of the Stock Purchase Agreement, the promissory note in the principal sum of $1,947,880.00, executed by Debtor in favor of Kenneth Rosenberg, and all other agreements and documents by and between Debtor and Kenneth Rosenberg or by Debtor in favor of Kenneth Rosenberg, including all amendments thereof. Debtor represents and warrants to Secured Party that it has disclosed in writing all of the terms of the purchase by Debtor of 889,576 shares of the Debtor's common stock, $.01 par value, owned by Kenneth Rosenberg, and any other ancillary transactions by and between Debtor and Kenneth Rosenberg in connection therewith.


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                  Section 4.27. Term Loan Note Proceeds

         The proceeds of the Term Loan shall be used by Debtor to finance the purchase by Debtor of 889,576 shares of Debtor's common stock, $.01 par value, owned by Kenneth Rosenberg, pursuant to the Stock Purchase Agreement.

         5. Section 9.26. of the Agreement shall be deleted in its entirety replaced with the following:

                  9.26. FINANCIAL COVENANTS. The financial covenants to include the following:

                  (a) Debtor and its Consolidated Subsidiaries shall maintain, on a consolidated basis, a ratio of Total Liabilities to Tangible Net Worth of not greater than (to be tested quarterly based upon the financial statements required to be presented to Secured Party pursuant to Section 9.1.):

                  (i) during the period commencing as of the date hereof through June 29, 1999, 1.35 to 1.0,

                  (ii) during the period commencing on June 30, 1999 through June 29, 2000, 1.25 to 1, and

                  (iii) during the period commencing on June 30, 2000 through June 29, 2001, and thereafter while any Indebtedness remains outstanding, 1.10 to 1.

                  (b) Debtor and its Consolidated Subsidiaries shall maintain, at fiscal year end June 30, 1998, on a consolidated basis, a minimum Tangible Net Worth of not less than $25,400,000.00, and at each fiscal year end thereafter, the required minimum Tangible Net Worth shall increase by $1,000,000.00 per fiscal year; to be tested each fiscal quarter end of each fiscal year, based upon the financial statements required to be presented to Secured Party pursuant to Section 9.1. hereinabove.

                  (c) At all times, Debtor and its Consolidated Subsidiaries shall maintain, on a consolidated basis, a ratio of Current Assets to Current Liabilities (i) of not less than 2.75 to 1 from the date hereof through June 29, 1998, (ii) of not less than 3.00 to 1 from June 30, 1998 through June 29, 1999, (iii) of not less than 3.25 to 1 from June 30, 1999 through June 29, 2000 and beyond, to be tested each fiscal quarter end of each fiscal year, based upon the financial statements required to be presented to Secured Party pursuant to Section 9.1. hereinabove.


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                  (d) Debtor and its Consolidated Subsidiaries shall maintain, on a consolidated basis, a minimum "Debt Service Coverage Ratio" of 1.25 to 1, to be tested at the end of each fiscal year, based upon the financial statements required to be presented to Secured Party pursuant to Section 9.1. hereinabove.

                  (e) At all times during the Loan Period, Debtor and its Consolidated Subsidiaries shall maintain, on a consolidated basis, a ratio of the aggregate of cash plus total Receivables to Current Liabilities of not less than 1.25 to 1 from the date hereof until all indebtedness owed to Secured Party is paid in full, to be tested each fiscal quarter of each fiscal year, based upon the financial statements required to be presented to Secured Party pursuant to Section 9.1. hereinabove.

                  The above ratios of this Section 9.26. are being calculated assuming that in the last year of the Loan Agreement, the Advances under the Revolving Credit Facility are viewed as long-term debt, unless there is an event of default which is continuing under the Revolving Credit Facility.

         6. As an inducement to the Bank extending the Term Loan, and modifying the provisions of the Agreement pursuant to the terms herein, Debtor represents and warrants to Secured Party that, as of the date of execution of this Amendment No. 1, (i) the representations and warranties set forth in Article 4 of the Agreement and the representations and warranties of Debtor and any Third Party set forth in the other Transaction Documents to which any is a party are true and correct in all respects, (ii) no event has occurred and is continuing which constitutes an "Event of Default" under any of the Transaction Documents (as "Event of Default" is defined in each of those Transaction Documents), and
(iii) Debtor is in compliance with the covenants set forth in Articles 9 and 10 of the Agreement.

         7. Debtor represents and warrants to Secured Party that there are no offsets, defenses or counterclaims to the payment of the indebtedness owing Secured Party, including the Advances, and to the continuing general security interest in the Collateral granted to Secured Party by Debtor as security for payment of the indebtedness, as fully described in the Agreement.

         8. Except as modified herein, all other provisions of the Agreement and the other Transaction Documents remain unmodified and are in full force and effect.

         18. This Amendment No. 1 shall be governed by the laws of the State of New York.


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IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the day and year first above written.

WITNESS:                                            MARINE MIDLAND BANK

________________________                     By:    /s/ JAMES P. JOHNIS
                                                    James P. Johnis
                                                    Vice President

WITNESS:                                            NAPCO SECURITY SYSTEMS, INC.

_________________________                    By:    /s/ KEVIN BUCHEL
                                                    Kevin Buchel
                                                    Senior Vice President


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